CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



      We consent to the use, in the registration statement on Form SB-2 Amendment No.2 of China Natural Gas, Inc. of our report dated February 24, 2006 on our audits of the financial statements of China Natural Gas, Inc. and subsidiary as of December 31, 2005 and the results of their operations and cash flows for each of the two years then ended, and the reference to us under the caption "Experts".


/s/ Kabani & Company, Inc.
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Los Angeles, California

April 25 2006